                       SUPPLY AND DISTRIBUTION AGREEMENT*
                       ---------------------------------

     This Agreement, effective as of July 14, 1992, is by and between Chiron Ophthalmics, Inc., a corporation organized under the laws of the State of California, with its principal place of business at 9342 Jeronimo Road, Irvine, California 92718 ("CHIRON") and Tri-Point Medical L.P., a Limited Partnership organized and existing under the laws of the State of Delaware, with its principal place of business at 5265 Capital Boulevard, Raleigh, N.C. 27609 ("TRI-POINT").

                             W I T N E S S E T H:

     WHEREAS, TRI-POINT is engaged in the research, development and manufacture of products for various applications, including ophthalmic applications, and,

     WHEREAS, CHIRON is engaged in the business of distributing, promoting, and/or selling ophthalmic products; and,

     WHEREAS, since TRI-POINT desires, and CHIRON is willing to provide, assistance in connection with obtaining necessary approvals by the United States Food and Drug Administration ("FDA") for ophthalmic products; and,

     WHEREAS, TRI-POINT and CHIRON have formed NEWGLUECO, INC.
("NEWGLUECO") pursuant to that certain Shareholders Agreement of even date herewith between TRI-POINT and CHIRON (the "Shareholders Agreement") for the purpose of holding all regulatory approvals granted by the FDA in respect of TRI-POINT ophthalmic products;

     WHEREAS, TRI-POINT desires that CHIRON be its exclusive, worldwide, distributor for certain ophthalmic products under the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, the parties hereto agree as follows:


* Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by "X" or the word "Redacted."

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1 "Affiliate" shall mean any company or entity directly or indirectly controlling, controlled by or under common control with a party hereto, and shall include without limitation, any company or entity fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by such party and any company or entity which owns fifty percent (50%) or more of the voting stock or participating profit interest of either party.

     1.2  "Effective Date" shall mean the date first written above.

     1.3 "Master File" shall mean the Master File with respect to each Product submitted to the FDA, as it may be amended, modified and updated from time to time, including all Technology and Technical Information to which reference is made therein.

     1.4 "Net Sales Price" shall mean CHIRON's gross price of Product charged to unrelated third parties less bona fide trade and cash discounts, returns actually allowed, give-aways, promotions, replacements, sales and other taxes and governmental charges applicable to sales, import and customer duties, freight, carriage, handling packaging, insurance and other transportation charges to the extent included in the gross price.

     1.5 "Product" shall mean the ophthalmic use in humans of those products set forth in Exhibit A hereto, as it shall be amended from time to time in writing by mutual agreement of the parties.

     1.6 "Purchase Price" with respect to a Product shall mean the amount set forth in Exhibit D.

     1.7 "Specifications" shall mean those manufacturing and quality control release specifications set forth for each product in Exhibit C hereto.

     1.8 "Technical Information" shall mean the manufacturing process and related technical protocols, drawings, diagrams, formulae, patterns, processes, manufacturing and test procedures, and schematics utilized by TRI-POINT in the manufacturing and production of the Product, as described in Exhibit F hereto.

     1.9 "Technology" shall mean all patents, trade secrets, information, know-how, methods and techniques now owned, licensed, or controlled by TRI-POINT or its Affiliates, which is used by TRI-POINT in the manufacture and production of the Product. The Technology shall include, without limitation, the Technical Information.

     1.10 "Unit of Product" shall mean an individual dosage vial, containing a specified amount of Product, with approved labeling and ready for sale. As each Unit of Product is agreed upon by the parties, it shall be added to Exhibit E hereto.

                                   ARTICLE 2

                           APPOINTMENT AND ACCEPTANCE
                           --------------------------

     2.1  Appointment.  Subject to the specific provisions and conditions
          -----------
herein, TRI-POINT hereby appoints CHIRON as its exclusive, worldwide distributor for the advertising, promotion, sale, and distribution of Products for ophthalmic use in humans.

     2.2  CHIRON Obligation.  CHIRON hereby accepts the appointment granted in
          -----------------
Paragraph 2.1 above, and agrees to make reasonable commercial efforts to sell, advertise, and promote the sale of Products.

     2.3  Exclusivity of the Appointment.  Except as provided in Section 3.4,
          ------------------------------
TRI-POINT agrees that it will not, during the term of this Agreement, sell or deliver for or to any person, firm, or corporation other than CHIRON any Product or any other product for ophthalmic use in humans that may be substantially similar in composition or formulation to a Product without prior written approval of CHIRON. CHIRON's appointment as to each Product shall terminate ten
(10) years from the date of FDA regulatory approval to market such Product unless the appointment is renewed by the parties.

                                   ARTICLE 3

                                    SUPPLY
                                    ------

     3.1  Supply Obligation.  TRI-POINT agrees to supply CHIRON with such
          -----------------
amounts of Product as CHIRON shall order in accordance with Section 3.2 for the purpose of distribution and sales under this Agreement.

     3.2  Forecast. Within thirty (30) days following the later of receipt by
          --------
NEWGLUECO of the PMA by the FDA with respect to the sale of a Product in the United States or receipt by TRI-POINT of site approval by the FDA for manufacture of such Product, CHIRON shall provide TRI-POINT with a forecast of CHIRON's estimated purchase requirements of the Product during the six (6) month period to follow ("the Forecast"). Thereafter, the Forecast shall be updated on a monthly basis, thereby providing a six-month rolling estimate of purchase requirements. Products required during the first three (3) months of each Forecast will be included in corresponding monthly purchase orders from CHIRON, which purchase order shall specify a delivery date not to exceed ninety (90) days from the date of such purchase order. CHIRON and TRI-POINT acknowledge and agree that the first three (3) months of each Forecast represent a firm commitment to purchase the Product specified in the Forecast, and that the amount of Product specified in any month during such period may not be changed in any subsequent Forecast by more than 10% without TRI-POINT's prior approval provided, however, that in the event TRI-POINT has failed to supply the full amount ordered in previous orders, such unfilled amount may be added at CHIRON's option to the then current purchase order. The remaining three (3) months of each Forecast may be adjusted by CHIRON in a subsequent Forecast; provided that no such adjustment of Product shall reduce the Product required to less than seventy-five percent (75%) or increase the Product required to more than one hundred twenty-five percent (125%) of the amount forecasted for such month in the Forecast in which such month first appeared unless mutually agreed to by the parties.

     3.3  Minimums.  The minimum number of Units of Product to be purchased by
          --------
CHIRON is set forth in Exhibit B hereto. In the event CHIRON orders the minimum number of Units of Product but TRI-POINT fails to supply such minimum number, the minimum number required to maintain this exclusive license shall be reduced by the amount not supplied by TRI-POINT. The minimums shall be suspended in the event of Product recall by the FDA until such time as the FDA permits reintroduction of Product.

     3.4  Co-Exclusivity.  In the event CHIRON fails to purchase the minimum
          --------------
amount specified in Exhibit B with respect to any Product or fails to pay TRI-POINT the equivalent amount in cash, then TRI-POINT may, after sixty (60) days written notice to CHIRON during which time CHIRON may cure its failure to pay, at its option convert the exclusive appointment hereunder with respect to such Product to a co-exclusive appointment so that TRI-POINT may also distribute or TRI-POINT may appoint any other party or parties to co-distribute such Product with CHIRON. TRI-POINT's rights under this Section 3.4 shall be TRI-POINT'S sole remedy for CHIRON's failure to purchase the minimums specified in Section 3.3 and Exhibit B.

     3.5  Good Manufacturing Practices.  TRI-POINT shall manufacture Product
          ----------------------------
under FDA Good Manufacturing Practices requirements established by the FDA. The compliance of TRI-POINT with Good Manufacturing Practices shall be the sole responsibility of TRI-POINT. CHIRON shall not relabel, repackage or otherwise alter any Product supplied by TRI-POINT, without TRI-POINT's prior approval.

     3.6  Shipments. All shipments shall be F.O.B. TRI-POINT's manufacturing
          ---------
facility or such other destination point as CHIRON and TRI-POINT shall mutually designate from time to time. Title to and risk of loss in the Product shall pass to CHIRON upon delivery to a common carrier at the TRI-POINT facility. Subject to Section 3.3 above, shipments by TRI-POINT of plus or minus ten percent (10%) of the amount stated in the corresponding purchase order shall be deemed compliance with the purchase order.

     3.7  Audit Right.  In order to determine and ensure compliance with FDA and
          -----------
Quality Assurance standards, TRI-POINT, upon reasonable advance notice, shall permit CHIRON to audit TRI-POINT's manufacturing process for Product, subject to CHIRON'S confidentiality obligations under Article 11 hereof.

     3.8  Certificate of Compliance.  All shipments of Product shall be
          -------------------------
manufactured in accordance with the Specifications and shall be accompanied by a certificate which states that the Product meets the Specifications.

     3.9  Rejection of Product.  CHIRON may reject and return Product because
          --------------------
of: (a) failure to meet Specifications; (b) manufacturing defects; (c) market withdrawal by TRI-POINT because of acts or failure to act by TRI-POINT. Upon such proper rejection or return, TRI-POINT shall provide CHIRON with replacement Product at its own expense, or a credit, at CHIRON's option, within thirty (30) days.

     3.10 EXCEPT AS PROVIDED IN SECTIONS 3.5 AND 3.8, TRI-POINT MAKES NO REPRESENTATION OR WARRANTY AS TO THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE. TRI-POINT SHALL NOT BE LIABLE TO ANY PERSON FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR BUSINESS INTERRUPTION LOSSES) AS A RESULT OF ANY BREACH UNDER THIS AGREEMENT.

                                   ARTICLE 4

                                   APPROVALS
                                   ---------
     4.1  New Substances.
          --------------

          (a) If TRI-POINT develops any new glue, fixative or similar substance useful in human ophthalmic indications which TRI-POINT owns and in good faith believes to be ready for pre-clinical testing in animals, TRI-POINT shall notify CHIRON in writing of the availability of such substance and provide CHIRON with all preclinical data and test results which CHIRON may reasonably require to evaluate the substance.

          (b) If CHIRON, in its sole discretion concludes that such substance has sufficient commercial potential, CHIRON shall notify TRI-POINT in writing of its election and CHIRON and TRI-POINT shall proceed as follows:

               (1) CHIRON and TRI-POINT shall negotiate a mutually acceptable minimum annual purchase requirement, Unit size, Specifications, Purchase Price and other terms applicable to such substance and Exhibits B, C, D and E shall be amended accordingly.

               (2) Upon agreement by the parties under clause (1), the substance shall be designated a Product and added to Exhibit A hereto.

               (3) The parties shall assume their respective responsibilities for such Product according to Paragraph 4.2 herein.

          (c) If CHIRON fails to make such election within ninety (90) days after receiving TRI-POINT's notice of the new substance, or if the parties can not agree on the terms applicable to such substance within one hundred eighty
(180) days after CHIRON's election the substance shall not be a Product under this Agreement and TRI-POINT shall be free to develop and market such substance directly or through third parties, without liability or obligation to CHIRON; provided, however, that TRI-POINT may not offer any such new substance to any third party on terms more favorable than those offered to CHIRON first.

          (d) Each party shall consult with and cooperate with the other in carrying out its responsibilities under this Agreement.

     4.2  Responsibilities of the parties.
          -------------------------------

          (a) TRI-POINT shall be primarily responsible for, and shall bear any and all costs in connection with, chemistry, manufacturing, animal (non-human) systemic safety studies, packaging, stability and quality assurance and quality control for validation of the Products. In the event TRI-POINT elects not to undertake the systemic safety studies required for a given indication, CHIRON shall have no obligation to pursue development of such indication. TRI-POINT shall promptly provide CHIRON with all copies of any and all documents, reports, data records or other information it has obtained relating to any

Product that CHIRON may reasonably require to comply with FDA requirements for the Product. TRI-POINT shall not be required to provide to CHIRON any such materials relating to TRI-POINT's Master File or the Technology except as otherwise provided herein.

          (b) CHIRON shall be primarily responsible for, and shall bear any and all costs in connection with, studies directly relating to safety and efficiency in the eye including development work for ophthalmic indications, corresponding clinical trials, and the required regulatory filings. CHIRON shall promptly provide TRI-POINT with copies of all applications to the FDA related to Products and all studies, protocols and test results related thereto.

          (c) The prosecution of all applications before the FDA and the maintenance of each PMA shall be performed in accordance with the Shareholders' Agreement between TRI-POINT and CHIRON.

          (d) Each party shall provide the other promptly with any correspondence to or from regulatory agencies that relates to Products and shall summarize in writing any telephone discussions with such agencies and deliver such summaries to the other party.

     4.3  Regulatory Approvals.  All FDA IDEs and PMAs and other analogous
          --------------------
approvals received after the date hereof with respect to Products shall be the property of NEWGLUECO, in accordance with the Shareholders Agreement, except that TRI-POINT, and CHIRON to the extent it assumes manufacture of any Product pursuant to this Agreement, shall be solely responsible, at its expense, for obtaining site approval for its own manufacturing facilities for Products.

     4.4  Distribution Permits.  CHIRON shall be solely responsible, at its
          --------------------
expense, for obtaining import and export licenses, foreign regulatory approval and the like necessary for CHIRON to market and distribute the Products. On request of CHIRON, TRI-POINT shall provide such information, assistance and cooperation, and execute such documents as may be reasonably necessary to enable CHIRON to obtain such licenses and approvals, except that TRI-POINT shall not be required to conduct any tests or studies or otherwise collect information that it does not have available.

     4.5  Records.  CHIRON shall maintain all records regarding sale of the
          -------
Products as required by the FDA for approved products.

     4.6  Product Defect Claims.  In the event that CHIRON receives any
          ---------------------
complaint, claims, or adverse reaction reports which relate directly to the manufacture of Products by TRI-POINT, CHIRON shall, as soon as is reasonably feasible, but in any event in sufficient time for TRI-POINT to comply with applicable law (including adverse reaction reporting requirements), provide TRI-POINT with all information contained in the complaint and such additional information regarding the Product as TRI-POINT may reasonably require. CHIRON shall be responsible for evaluating all complaints, claims, or adverse reaction reports. TRI-POINT shall provide information and data as reasonably required by CHIRON during any such evaluation and TRI-POINT shall cooperate fully with CHIRON in order to permit CHIRON to meet its reporting requirements hereunder.

     4.7  New Reporting Requirements.  Any new reports or modifications of
          --------------------------
current reports required of TRI-POINT and/or CHIRON by the FDA or other regulatory authorities in the Territory will become an obligation of such party under this Agreement.

                                   ARTICLE 5

                           PRICE AND TERMS OF PAYMENT
                           --------------------------

     5.1  Initial Payments.  Concurrently with the execution of this Agreement,
          ----------------
CHIRON shall pay TRI-POINT the non-refundable sum of XXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXX In addition, within thirty (30) days of NEWGLUECO's receipt of FDA approval for the sales of the first Product in the United States, CHIRON agrees to pay to TRI-POINT an additional, non-refundable, lump sum of XXXXXXXXXXXXXX XXXXXXXXXXXX

     5.2  Purchase Price.  Subject to Section 5.3 below, the Purchase Price of
          --------------
Products purchased by CHIRON from TRI-POINT shall be equal to the amounts set forth on Exhibit D hereto.

     5.3  Annual Price Adjustment.  On each annual anniversary date of this
          -----------------------
Agreement, the Purchase Price of Product set forth in Exhibit E may be adjusted by multiplying (a) the Purchase Price then in effect by (b) the percentage by which the "Producer's Price Index, Manufactured Products" published by the U.S. Department of Labor, Bureau of Labor Statistics (or its successor), shall have increased, if any, during the prior year.

     5.4  Payment Due Date.  Amounts payable under this Agreement shall become
          ----------------
due and payable thirty (30) days from the date of receipt of the invoice by CHIRON.

                                 ARTICLE 6

                            CONTINGENT MANUFACTURING
                            ------------------------

     6.1  License. Subject to Section 6.2 below, TRI-POINT hereby grants to
          -------
CHIRON upon the terms and conditions set forth in this Agreement, a worldwide, exclusive license, with the limited right to sublicense as set forth in Section 6.4, under the Technology solely to manufacture Products. CHIRON shall also have the right to use the Technical Information solely to execute under the license herein. In the event that CHIRON'S license under Article 3 has become nonexclusive in accordance with Section 3.4 hereof, the license in this Section
6.1 shall be nonexclusive.

     6.2  Manufacturing License.  CHIRON agrees that it will not exercise its
          ---------------------
rights to manufacture Products under Section 6.1 until and unless TRI-POINT's obligations to supply CHIRON the quantities of the Product required by CHIRON have terminated pursuant to Article 8. Upon any such termination CHIRON shall immediately have the right to assume manufacture of the Product pursuant to
Section 6.1.

     6.3  Escrow.  In order to enable CHIRON to exercise its licenses granted
          ------
herein to the extent permitted by Section 6.2, TRI-POINT shall place the Technical Information in escrow with a person acceptable to both parties under instructions to release such information to CHIRON at such time as CHIRON assumes manufacture of Products. TRI-POINT shall update the Technical Information held in escrow as necessary to assure that the escrow holder at all times has the most current Technical Information, including all changes, as defined in Section 6.5.

     6.4  Sublicenses.  CHIRON's license, manufacturing, distribution and other
          -----------
rights received hereunder from TRI-POINT are not assignable, nor may CHIRON sublicense such rights, in whole or in part, directly or indirectly, except as set forth below:

          (a) CHIRON shall have the right to issue sublicenses to third parties to facilitate foreign product registration, and distribution of Products and to utilize the Technology connected therewith.

          (b) CHIRON shall have the right to assign or sublicense any of its rights hereunder to any CHIRON Affiliate, or to any entity which acquires all or substantially all of CHIRON's business.

     6.5  New Technology Developments.  In the event TRI-POINT makes any
          ---------------------------
changes, improvements, enhancements, modifications and updates to the Technology (the "Changes") such Changes shall automatically become part of the Technology (including, without limitation, for purposes of determining the scope of the Licenses).

                                   ARTICLE 7

                             PACKAGING AND LABELING
                             ----------------------

     7.1  Ownership. Brand names, trademarks, and/or trade names adopted by
          ---------
CHIRON for use in connection with the sale and promotion of Product will be and will remain the exclusive property of CHIRON.

     7.2  Advertising.  CHIRON shall have the right to prepare all
          -----------
advertising and promotional material relating to Product. TRI-POINT shall have the right to review and comment on all advertising and promotional material relating to Products prior to use of such material.


                                 ARTICLE 8

                        TERMINATION OF SUPPLY AGREEMENT
                        -------------------------------

     8.1  Termination. CHIRON may terminate its obligation hereunder to
          -----------
purchase any Product from TRI-POINT, and may exercise its rights hereunder to manufacture any Product upon thirty (30) days written notice to TRI-POINT,

          (a) In the event that TRI-POINT fails to supply any Product for two consecutive months; or

          (b) TRI-POINT fails to supply on a cumulative basis at least fifty percent (50%) of the aggregate amount of Product specified by CHIRON in its purchase orders during any six month period; or

          (c) TRI-POINT fails to meet the specified Quantities (excluding the ten percent (10%) deficiency described in Section 3.6) for five consecutive shipments; or
          (d) TRI-POINT fails to meet the Specifications for two consecutive months; or

          (e) In the event that TRI-POINT files or has filed against it a petition for relief under any bankruptcy or insolvency laws, makes an assignment for the benefit of creditors, has a receiver appointed for it or any of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors; or

          (f) In the event of the issuance of a final order or decree by any competent judicial authority or governmental agency which restrains or enjoins the manufacture of such Product by TRI-POINT; or

          (g)  If the parties mutually agree to such termination.

     8.2  Acts on Termination.  In the event of any such termination of TRI-
          -------------------
POINT's supply obligations, CHIRON shall immediately have the right, subject to obtaining necessary regulatory approval, to manufacture the Product in question, and shall have full reference rights to the Master File, and full and complete access to the Technical Information with respect thereto. TRI-POINT shall promptly provide the FDA with a letter in the form attached here as Exhibit G and shall deliver and shall take all steps necessary to cause the escrow holder to deliver such Technical Information to CHIRON. TRI-POINT shall also provide technical assistance to CHIRON, at CHIRON's cost as required in order to facilitate the technology transfer.

     8.3  Survival.  In the event of any such termination of TRI-POINT's supply
          --------
obligation, the provisions of Article 3, 4 and 6 of this Agreement shall terminate, except that CHIRON shall remain liable for payment of the Purchase Price of Product ordered by CHIRON prior to such termination. In lieu of Purchase Price payments, CHIRON shall pay TRI-POINT a royalty of XXXXXXXXXXXXX XXXX per Unit of Product for Products manufactured and sold by CHIRON using TRI-POINT Technical Information, payable within thirty (30) days after the end of each calendar quarter.

          Except as expressly provided in this Section 8.3, the provisions of this Agreement shall survive any termination of TRI-POINT's supply obligation pursuant to this Article 8.
                                   ARTICLE 9

                            WARRANTIES AND COVENANTS
                            ------------------------

     9.1 TRI-POINT Warranties. TRI-POINT represents, warrants and covenants to CHIRON that:

          (a) TRI-POINT has good right, title and interest to and in all copyrights, trade secrets, and all other intellectual property rights used by TRI-POINT and included in the Technology, and TRI-POINT has not received any notice that the Technology infringes any patent, patent right, copyright, trade secret or any other intellectual property right of any third party;

          (b) Subject to receipt of approval from the FDA for each Product, TRI-POINT has the unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and to grant the licenses and other rights granted hereunder; and

          (c) TRI-POINT has not granted nor is it obligated to grant nor will it grant any licenses or other rights to any other party with respect to the Technology that are inconsistent with the provisions of this Agreement; and

          (d) TRI-POINT has and will have full legal title to the Products manufactured and delivered by TRI-POINT pursuant to the terms of this Agreement.

          (e) Said Products will be manufactured in conformance with the Specifications and Good Manufacturing Practices.

     9.2 CHIRON Warranties and Covenants. CHIRON represents, warrants and covenant to TRI-POINT that:

          (a) Subject to receipt of approval from the FDA, CHIRON has the unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

          (b) CHIRON will not enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

          (c) CHIRON hereby covenants that during the term of this Agreement, it shall comply with all applicable laws and regulations governing clinical studies of the Product and the shipment, exportation, importation, or sale of Products and shall distribute all Products as received from TRI-POINT without modification, unless such has been approved in writing in advance by TRI-POINT.

     9.3  TRI-POINT Indemnification. TRI-POINT agrees to defend, indemnify and
          --------------------------
hold CHIRON harmless against any and all liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and costs of litigation regardless of outcome (collectively referred to as "Liabilities") which arise out of (i) breach of this Agreement by TRI-POINT; or (ii) any product liability or other claims by third parties which are caused or alleged to be caused by reason of an alleged defect in such Product resulting from the manufacture of Product by TRI-POINT; provided that CHIRON shall give TRI-POINT prompt notice of
                      --------
any such third-party claims. CHIRON may, at its option, and its cost, be represented by counsel in any such proceeding.

     9.4  CHIRON Indemnification.  CHIRON agrees to defend, indemnify and hold
          ----------------------
TRI-POINT harmless against any and all Liabilities which arise out: of (i) breach of this Agreement by CHIRON; or (ii) any product liability claims by third parties with respect to Products which are distributed by CHIRON, and which are caused or alleged to be caused by reason of an alleged defect in Such Product resulting from the distribution of Product by CHIRON or resulting from the development by CHIRON of the particular indication; provided that TRI-POINT
                                                        --------
shall give CHIRON prompt notice of any such third party claims. TRI-POINT may, at its option and cost, be represented by counsel in any such proceeding.

     9.5  Inherent Defects.  Any Liabilities ultimately determined by judgment
          ----------------
or settlement to which both parties have consented, which have resulted from product liability claims by third parties, including specifically claims which are caused by an inherent defect in the Product or other liability not subject to Sections 9.3 or 9.5 hereof shall be shared equally by the parties. The party sued shall promptly give notice to the other party. The party sued shall have the duty to defend; provided, however, the other party shall have the right to be represented by counsel in the proceeding or, if the parties shall be shared equally by the parties. The party sued shall promptly give notice to the other party. The party sued shall have the duty to defend; provided, however, the other party shall have the right to be represented by counsel in the proceeding or, if the parties agree, by joint counsel. Within sixty (60) days of the settlement, final judgment or other final resolution of such claim, the parties shall account to each other so as to cause the total Liabilities of both parties to be shared equally.

     9.6  Patent Indemnification.  TRI-POINT agrees to defend, indemnify and
          ----------------------
hold CHIRON harmless against any and all Liabilities which arise out of claims by third parties that the manufacturing process used by TRI-POINT to manufacture Products infringes patent or other proprietary rights; provided that CHIRON shall give TRI-POINT prompt notice of any such third party claim. CHIRON may, at its option and cost, be represented by counsel in any such proceeding.

     9.7  Product Infringement. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          --------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX The party sued shall promptly give notice to the other party. The party sued shall have the duty to defend; provided, however, the other party shall have the right to be represented by counsel in the proceeding or, if the parties agree, by joint counsel. XXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                                   ARTICLE 10


                              TERM AND TERMINATION
                              --------------------

     10.1  Term.  The term of this Agreement shall be ten (10) years from the
           ----
Effective date of regulatory approval in the United States of the last to be approved Product developed under this Agreement.

     (a) By either party, for material breach of any provision of this Agreement if within ninety (90) days after receipt of written notice of such breach, the breaching party has failed to cure.

     (b) By CHIRON as to any Product for which FDA approval is still pending by giving TRI-POINT thirty (30) days notice and providing TRI-POINT with a letter to the FDA changing the sponsor of such product from NEWGLUECO to TRI-POINT.

     (c)  By CHIRON, on a Product by Product basis, upon one hundred eighty
          (180) days written notice to TRI-POINT.

     (d) By TRI-POINT, if CHIRON fails to file an IDE with the U.S. Food and Drug Administration for one additional indication other than corneal tears and punctures for the product within twenty-four (24) months of the execution of this Agreement.

     10.2 Surviving Liability.  Termination of this Agreement shall not relieve
          -------------------
any party from any liability incurred or obligation to pay amounts accrued under the terms of this Agreement prior to or upon such termination.

                                   ARTICLE 11

                                CONFIDENTIALITY
                                ---------------

     11.1 Confidential Information.  Each party ("Receiving Party") shall
          ------------------------
maintain in confidence all information disclosed by the other ("Disclosing Party") which such party knows or has reason to know are trade secrets or other proprietary or confidential information of the other, including, without limitation, information relating to any Product and the business plans of the other party, and shall not use such trade secrets or proprietary or confidential information except as permitted by this Agreement or disclose the same to anyone other than those persons to whom it is necessary to disclose in connection with such party's activities as contemplated in this Agreement providing such person agrees to hold in confidence and not make use of such trade secrets or proprietary or confidential information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other's trade secrets or proprietary or confidential information.

     11.2 Exclusions.  The obligation of confidentiality contained in this
          ----------
Agreement shall not apply to the extent that:

     (a) the Receiving Party is required to disclose information by applicable law, regulation, or order of a governmental agency or a court of competent jurisdiction;

     (b) the Receiving Party can demonstrate that the disclosed information was, at the time of disclosure, already in the public domain or thereafter becomes part of the public domain other than as a result of actions or failure to act of the Receiving Party in violation hereof;

     (c) the disclosed information was rightfully known by the Receiving Party (as shown by its written records) prior to the date of disclosure to the Receiving Party in connection with this Agreement; or

     (d) the disclosed information was received by the Receiving Party on an unrestricted basis from a source which is not under a duty of confidentiality to the Disclosing Party.

                                  ARTICLE 12

                                 MISCELLANEOUS
                                 -------------
     12.1 Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Delaware, U.S.A.

     12.2 No Assignment.  This Agreement shall not be assigned by either party
          -------------
hereto without the prior written consent of the other party hereto. Nothing herein contained, however, shall prevent either party from assigning this Agreement to an Affiliate [or partially owned subsidiary] of such party or to any third party which purchases all or substantially all of such party's business relating to the Product covered hereunder.

     12.3 Entire Understanding.  This Agreement, the Stockholders Agreement, and
          --------------------
that certain Confidentiality Agreement dated ____________ shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and, on the Effective Date hereof, shall supersede any other agreements concerning the subject matter hereof, whether oral or written, express or implied, as they pertain to the Product. This Agreement may not be changed or modified, except as specifically and mutually agreed upon by the parties in writing.

     12.4 Notice.  Any notice required hereunder may be served by any party on
          ------
the others by personal delivery, or by sending same, post-prepaid by registered or by certified mail to the address set forth below:

     To TRI-POINT MEDICAL INC:
     ATTN: President
     TRI-POINT Medical L.P.
     5265 Capital Boulevard
     Raleigh, N.C. 27609

     Copy to:

     Morgan, Lewis & Bockus
     2000 One Logan Square
     Philadelphia, PA 19103
     Attention: Barbara S. Schilberg

     TO CHIRON:

     ATTN: Chairman and Chief Executive Officer
     CHIRON INTRAOPTICS, INC.
     9342 Jeronimo Road
     Irvine, California  92718

     Copy to:

     ATTN: General Counsel
     CHIRON CORPORATION
     4560 Horton Street
     Emeryville, California 94608


     12.5 Arbitration.
          -----------

     (a)  Disputes.  The parties recognize that a bona fide dispute as to
          --------
certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either party may, by written notice to the other, have such dispute referred to their respective officer designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated officers are as follows:

          For TRI-POINT - President
          For CHIRON - Chairman and Chief Executive Officer

          In the event the designated officers are not able to resolve such dispute within such thirty-day period, either party may invoke the provisions of paragraph (b) below.

     (b)  Alternative Dispute Resolution.  Any dispute, controversy, or claim
          ------------------------------
arising out of or relating to the validity, construction, enforceability, or performance of this Agreement, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below:

          (i) If a party intends to begin an ADR to resolve a dispute, such party shall provide written notice (the "ADR Request") to counsel for the other party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in Section 12.5(a) as to which party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

          (ii) Within ten (10) business days after the receipt of the ADR Request, the other party may, by written notice to the counsel for the party initiating ADR, add additional issues to be resolved.

          (iii) Within twenty (20) business days following the receipt of the ADR Request, the controversy or claim shall be referred to a panel of three arbitrators, one chosen by each of the parties and the third selected by the two chosen parties and shall be settled by arbitration by such panel, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

          (iv) The ADR proceeding shall be confidential. Except as required by law, no party shall make any public announcement with respect to the proceedings or decision of the arbitrators without the prior written consent of the other party. The existence of any dispute submitted to ADR and the award of the arbitrators shall be kept in confidence by the parties and the arbitrators except as required in connection with the enforcement of such award or as otherwise required by applicable law.

          (v) Each party may appeal to a court of competent jurisdiction for relief in the event of threatened or actual disclosure of its Confidential Information.

          (vi) The decision of the arbitrators shall be final and binding and judgment upon the award rendered by the arbitrators may be entered into any court having jurisdiction.

     12.6 Waiver.  The waiver by either party of a breach of any provisions
          ------
contained herein shall in no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provision itself.

     12.7 Invalidity.  The invalidity or enforceability of any term, provision,
          ----------
clause or any portion thereof of this Agreement shall in no way impair or affect the validity or enforcement of any other provision of this Agreement.

     12.8 Survival.  The provisions of Sections 4.5, 4.6, 7.1, 10.3, 12.1 and
          --------
12.5 and Articles 9 and 11 shall survive the termination of this Agreement as well as those provisions which by their meaning and intent have applicability beyond the term of this Agreement.

     12.9 Relationship of the Parties.  The relationship between TRI-POINT and
          ---------------------------
CHIRON is that of vendor and vendee. Neither party, nor its agents or employees, shall, under any circumstances, be deemed agents or representatives of the other and neither shall have authority to act for and/or bind the other in any way, or represent that it is in any way responsible for the acts of the other. This Agreement does not establish a joint venture, agency, or partnership between the parties, nor does it create an employer/employee relationship.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate counterparts by their duly authorized officers, each fully executed copy hereof to be deemed an original, as of this date first above written.

CHIRON INTRAOPTICS, INC.

BY:   /s/ [SIGNATURE ILLEGIBLE]
      -----------------------------
TITLE:    Sr. Vice President
      -----------------------------


TRI-POINT MEDICAL L.P.

BY:   /s/ Jeffrey C. Basham
      -----------------------------

TITLE:       PRESIDENT
      -----------------------------

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                                   EXHIBIT B
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                                   EXHIBIT C
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                                   EXHIBIT D
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                                   EXHIBIT E
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                                   EXHIBIT F
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